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                                                                     EXHIBIT 2.3

                               AMENDMENT NO. 1 TO
                        JOINT VENTURE PURCHASE AGREEMENT

     This AMENDMENT NO. 1 TO JOINT VENTURE PURCHASE AGREEMENT (this "Amendment") dated as of November ___, 2005 amends that certain Joint Venture Purchase Agreement dated as of November 9, 2005 (the "Agreement"), by and among Arlington Hospitality Development, Inc., an Illinois corporation ("AHD"), Arlington Inns of America, Inc., a Delaware corporation ("AIA" and together with AHD, the "Sellers"), SJB Equities, Inc., an Ohio corporation ("SJBE"), SJB Development, Inc., an Ohio corporation ("SJBD"), and SJB Properties, Inc., an Ohio corporation ("SJBP" and together with SJBE and SJBD, the "Buyers").

     WHEREAS, the Parties desire to enter into this Amendment so as to make certain modifications to the Agreement, as set forth below.

     WHEREAS, SECTION 9.5 of the Agreement permits the Sellers and the Buyers to amend the Agreement only by a written instrument executed and delivered by the Sellers and the Buyers.

     NOW, THEREFORE, for good and valuable consideration and in consideration of the respective representations, warranties, covenants and agreements set forth in the Agreement, the Parties hereby agree as follows:

                                   ARTICLE I
                                    AMENDMENT

     Section 1.1 Purchase Price. SECTION 3.2 of the Agreement is hereby amended and replaced in its entirety, with the following corresponding sections:

     (a) Subject to SECTION 3.2(B) below, on the terms and subject to the conditions set forth in this Agreement, at the Closing, the Buyers will pay and deliver to the Sellers the sum of One Hundred Fifty Thousand Dollars ($150,000.00) in cash by wire transfer of immediately available funds to an account or accounts designated by the Sellers (the "Purchase Price").

     (b) Notwithstanding SECTION 3.2(A) above, the Purchase Price shall be increased to an amount equal to Two Hundred Fifty Thousand Dollars ($250,000.00) if, at or prior to Closing, Sellers provide to Buyers evidence that the economic terms of the Cendant Franchise Agreements will be unchanged and unaffected by virtue of this Agreement and the transactions contemplated hereby (including, the sale and purchase of the membership interests in Maumee, Rickenbacker, Airpointe, and Weirton); provided that such evidence, in the form of a final order of the Bankruptcy Court or other court of competent jurisdiction or an amendment, modification or supplement to the Cendant Franchise Agreements, or otherwise, must be acceptable to the Buyers in their reasonable discretion.

     Section 1.2. Break-Up Fee. SECTION 8.3(A) of the Agreement is hereby amended and replaced in its entirety, with the following corresponding section:

     (a) In the event (i) this Agreement is terminated by the Sellers at a time when the Buyers are not in breach of this Agreement and (ii) the Sellers within one year thereafter




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consummate an Alternative Transaction with an unaffiliated third party, the
Sellers shall reimburse the Buyers an amount equal to Buyers' actual, documented out-of-pocket expenses incurred in connection with the preparation of this Agreement and participation in the auction and sale hearing up to the sum of Thirty Thousand Dollars ($30,000.00) (the "Break-Up Fee").

                                   ARTICLE II
                                  MISCELLANEOUS

     Section 2.1 Definitions. Capitalized terms used but not otherwise defined herein will have the meanings ascribed to them in the Agreement.

     Section 2.2 No Further Amendments. Except as expressly amended hereby, the provisions of the Agreement are and will remain unmodified and in full force and effect. Each reference to "hereof," "herein," "hereunder," "hereby" and "this Agreement" will hereafter refer to the Agreement as amended by this Amendment. Notwithstanding the foregoing, unless the context requires otherwise, references in the Agreement to "the date hereof," "the date of this Agreement" or similar references will continue to refer to November 9, 2005.

     Section 2.3 Counterparts. This Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all such counterparts taken together will constitute one and the same Agreement.

     Section 2.4 Governing Law Section. THIS AMENDMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ANY LAW OR RULE THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF ILLINOIS TO BE APPLIED.

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     IN WITNESS WHEREOF, the Parties have duly executed and delivered this
Agreement on the date first written above.

                                         THE SELLERS:

                                         ARLINGTON HOSPITALITY DEVELOPMENT, INC.

                                         By:    /s/ Stephen K. Miller
                                            ------------------------------------
                                         Name:  Stephen K. Miller
                                              ----------------------------------
                                         Title: Acting President and CEO
                                               ---------------------------------


                                         ARLINGTON INNS OF AMERICA, INC.

                                         By:    /s/ Stephen K. Miller
                                            ------------------------------------
                                         Name:  Stephen K. Miller
                                              ----------------------------------
                                         Title: Acting President and CEO
                                               ---------------------------------

                                         THE BUYERS:

                                         SJB EQUITIES, INC.

                                         By:     /s/ Jack A. Bortle
                                            ------------------------------------
                                                     Jack A. Bortle
                                                       President


                                         SJB DEVELOPMENT, INC.

                                         By:     /s/ Jack A. Bortle
                                            ------------------------------------
                                                     Jack A. Bortle
                                                       President


                                         SJB PROPERTIES, INC.

                                         By:     /s/ Jack A. Bortle
                                            ------------------------------------
                                                     Jack A. Bortle
                                                       President